UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 13, 2007

Regal Entertainment Group

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry Into Material Definitive Agreement.

On March 29, 2005, Regal Entertainment Group (the “Company”), through its wholly-owned subsidiary Regal CineMedia Holdings, LLC (“RCH”), formed National CineMedia, LLC (“NCM LLC”) as a joint venture with American Multi-Cinema, Inc. (“AMC”) to combine the cinema advertising businesses of the Company and AMC.  On July 15, 2005, Cinemark Holdings, Inc. (“Cinemark”), through a wholly-owned subsidiary, joined NCM LLC as a founding member.  On February 13, 2007, National CineMedia, Inc. (“NCM Inc.”), the sole manager of NCM LLC, completed an initial public offering of its common stock.  In connection with the completion of the NCM Inc. initial public offering, the Company, through certain of its subsidiaries, entered into or amended various agreements with NCM LLC and NCM Inc.

Third Amended and Restated Operating Agreement of National CineMedia, LLC

On February 13, 2007, RCH, AMC, Cinemark, and NCM Inc. entered into the Third Amended and Restated Limited Liability Company Operating Agreement (the “Third Restated LLC Agreement”).  Among other things, the Third Restated LLC Agreement provides for the following:

Appointment as Manager. NCM Inc. becomes a member and the sole manager of NCM LLC. As the sole manager, NCM Inc. controls all of the day to day business affairs and decision-making of NCM LLC without the approval of any other member.

Founding Member Approval Rights. If any director designee to the NCM Inc. board of directors designated by RCH, AMC or Cinemark is not appointed to the NCM Inc. board, nominated by NCM Inc. or elected by NCM Inc. stockholders, as applicable, then each of RCH, AMC and Cinemark (so long as such member continues to own 5% of NCM LLC’s issued and outstanding common membership units, calculated in accordance with the Third Restated LLC Agreement) will be entitled to certain approval rights over material actions of NCM LLC.

Distributions. Members are entitled to mandatory distributions of all Available Cash (as defined in the Third Restated LLC Agreement) on a quarterly basis.

Transfer Restrictions. Members are generally permitted to transfer their membership units in NCM LLC, subject to limited exceptions. In the event of a transfer of membership units by RCH, the transferee will not have the rights and powers of RCH (such as the right to designate directors for nomination), unless the transferee is an affiliate of RCH or is controlled by certain owners of RCH.

Common Unit Redemption Right.  The members are granted a redemption right in order to exchange common units of NCM LLC for NCM Inc. shares of common stock on a one-for-one basis (as adjusted to account for stock splits, recapitalization or similar events), or at the option of NCM Inc., a cash payment equal to the market price of one share of common stock. If NCM Inc. determines to make a cash payment, RCH has the option to rescind its redemption request within the specified time period.

Preferred Unit Redemption Right.  All existing preferred units of NCM LLC, or 55,850,951 preferred units, held by RCH, AMC and Cinemark on a pro rata basis are to be redeemed upon execution of the Third Restated LLC Agreement.  NCM LLC utilized the proceeds of its new $725.0 million term loan facility and $59.8 million of the net proceeds from the completion of the initial public offering to redeem all of its outstanding preferred units upon execution of the Third Restated LLC Agreement in accordance with the terms thereof.  Each preferred unit was redeemed for $13.7782 and RCH received $315.1 million as payment in full for redemption of all of its preferred units in NCM LLC.  Upon payment of such amount, each preferred unit was cancelled and the holders of the preferred units ceased to have any rights with respect to the preferred units.

Amendments.  The Third Restated LLC Agreement may generally be amended by a vote of the members holding a majority of the outstanding common units plus each of RCH, AMC, and Cinemark.  Amendments to specified provisions also require the additional consent of NCM Inc. as the sole manager.

Indemnification. Indemnification by NCM LLC of the manager, members and officers of NCM LLC and their respective subsidiaries or affiliates.

The foregoing description of the Third Restated LLC Agreement is qualified in its entirety by reference to the full text of the Third Restated LLC Agreement, a copy of which is incorporated herein by reference as Exhibit 10.1.

Exhibitor Services Agreement with National CineMedia, LLC

On February 13, 2007, Regal Cinemas, Inc. (“RCI”), a wholly-owned subsidiary of the Company, entered into an Exhibitor Services Agreement (the “Exhibitor Services Agreement”) with NCM LLC.  AMC and Cinemark also entered into separate exhibitor services agreements with NCM LLC at that same time and on substantially the same terms.  Among other things, the Exhibitor Services Agreement provides for the following:

Services Provided. NCM LLC will be the exclusive provider within the United States of advertising services in the Company’s theatres (subject to limited exceptions), as well as of the exclusive provider of meeting events (known as “CineMeetings”) and digital programming events.

Term. The Exhibitor Services Agreement has a term of 30 years for advertising. The terms for CineMeetings and digital programming will each be approximately five years with provisions for automatic renewal if certain financial performance conditions are met by the CineMeetings or digital programming businesses, as applicable. Beginning one year prior to the end of the term of the Exhibitor Services Agreement, NCM LLC will have a five-year right of first refusal to enter into a services agreement for the services provided under the Exhibitor Services Agreement on terms equivalent to those offered by a third-party.

Termination.  Either party may terminate the agreement upon (1) a material breach of the Exhibitor Services Agreement by the other party after notice and a cure period; (2) a government, regulatory or judicial injunction, order or decree; or (3) bankruptcy, insolvency or dissolution of the other party, appointment of a receiver or trustee for the other party who is not dismissed within 60 days or cessation of business or inability to pay debts.

Theatres. The Company is required to make all of its theatres available for the services, including theatres that are newly acquired or built during the term of the Exhibitor Services Agreement, subject to certain limited exceptions.

Payments. In consideration for NCM LLC’s access to the Company’s theatre attendees for on-screen advertising and use of off-screen locations within the Company’s theatres for the lobby entertainment network and lobby promotions, the Company will receive a monthly theatre access fee under the Exhibitor Services Agreement. The theatre access fee is composed of a fixed payment per patron, initially $0.07, and a fixed payment per digital screen, which may be adjusted for certain enumerated reasons. The payment per theatre patron will increase by 8% every five years with the first such increase taking effect after the end of fiscal 2011 and the payment per digital screen, initially $66.67, will increase annually by 5%, beginning after the end of fiscal 2007. The theatre access fee paid in the aggregate to RCI, AMC and Cinemark will not be less than 12% of NCM LLC’s Aggregate Advertising Revenue (as defined in the Exhibitor Services Agreement), or it will be adjusted upward to reach this minimum payment.

NCM LLC will also pay a portion of the proceeds it receives from NCM Inc. in the initial public offering to RCI for agreeing to modify NCM LLC’s payment obligation under the prior exhibitor services agreement. The modification agreed to by RCI reflects a shift from circuit share expense under the prior exhibitor service agreement with RCI, which previously obligated NCM LLC to pay RCI a percentage of revenue, to the above-described monthly theatre access fee.   The theatre access fee will significantly reduce the contractual amounts paid to RCI.  In exchange for RCI’s agreement to so modify the agreement, NCM LLC paid RCI approximately $281.0 million upon execution of, and as required by, the Exhibitor Services Agreement on February 13, 2007.

In consideration for the exhibition of digital programming events, the Company will retain 15% of the revenue from ticket sales, net of taxes and refunds and 100% of the concession sales. NCM LLC will distribute a total of 15% of the net revenue received from any promotional fee for a digital programming event to those theatres that participated in such digital programming event, allocated based upon the number of tickets sold. Revenue from meeting events will be shared based on the type of event.  For meetings that include a movie, the Company will retain the proceeds of movie ticket sales for a full sale of the auditorium (at adult ticket prices) and NCM LLC will retain other fees associated with the meeting. For meetings without a movie, NCM LLC will pay the Company 15% of the rental revenue for the meeting. For church worship services, NCM LLC will pay the Company 50% of the rental revenue for the meeting .

Non-Competition. Subject to certain limited exceptions, the Exhibitor Services Agreement includes a broad non-compete provision, whereby the Company agrees not to compete with NCM LLC with respect to the services that the Exhibitor Services Agreement grants exclusivity to NCM LLC to provide.

Certain Other Provisions. Each party makes standard representations and warranties, such as due formation and authorization to enter into and perform the agreement, and each party agrees to indemnify the other for certain liabilities. If the exhibitor services agreements of AMC or Cinemark are amended, RCI has the right to amend the Exhibitor Services Agreement to match such change pursuant to a most-favored nations provision. Neither party may assign, including by operation of law, its rights or obligations under the Exhibitor Services Agreement, except to certain permitted transferees affiliated with the transferring entity.

In addition to the proceeds from the preferred unit redemption and the modification payment required by the Exhibitor Services Agreement both described above, we received approximately $32.2 million from the sale of 1,637,826 common units to NCM Inc. in connection with the exercise of the underwriters’ over-allotment option in NCM Inc. common stock.  After the payment of current taxes, we estimate net proceeds to us from these transactions to total approximately $445 million.  We are currently exploring alternatives for using these proceeds, and may use some or all of the proceeds for strategic acquisitions or to return value to our stockholders through an extraordinary dividend, stock repurchases or other corporate uses.  Upon completion of the NCM Inc. initial public offering, including the sale of common units to NCM Inc. in connection with the exercise of the underwriters’ over-allotment  option, Regal continues to hold 21,230,712 common units of NCM LLC, or a 22.6% interest.

Item 2.01            Completion of Acquisition or Disposition of Assets.

The information described above in tem 1.01 with respect to disposition of assets to NCM Inc. and NCM LLC are incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(a)          Financial statements of businesses acquired.

N/A

(b)          Pro forma financial information.

N/A

(c)          Shell Company Transactions.

N/A

(d)          Exhibits.

Exhibit No.	Exhibit Description
10.1

Third Amended and Restated Limited Liability Company Operating Agreement of National CineMedia, LLC (filed as exhibit 10.1 to the current report on Form 8-K of National CineMedia, Inc. filed on February 16, 2007 (Commission File No. 001-33296), and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: February 20, 2007	By:	/s/ Amy E. Miles
Name: Amy E. Miles
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1

Third Amended and Restated Limited Liability Company Operating Agreement of National CineMedia, LLC (filed as exhibit 10.1 to the current report on Form 8-K of National CineMedia, Inc. filed on February 16, 2007 (Commission File No. 001-33296), and incorporated herein by reference)